EXHIBIT 12

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH REGISTRATION REQUIREMENTS OR AN AVAILABLE EXEMPTION THEREFROM AND EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THIS WARRANT.

                             WARRANT

                   To Purchase Common Stock of

                      OPTEK TECHNOLOGY, INC.

     THIS IS TO CERTIFY that Household Commercial Financial Services, Inc., a Delaware corporation, or registered assigns, is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase, in whole or in part, from Optek Technology, Inc., a Delaware corporation (the "Company"), the number of shares of Common Stock, $0.01 par value, of the Company as provided in Section 2.1 (subject to adjustment) at the price for each share of such Common Stock so purchased as provided in Section 2.1 (subject to adjustment) and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

     This Warrant (or, if this Warrant is dated a date subsequent to the Closing Date (as hereinafter defined), then the predecessor Warrant dated the Closing Date) has been issued to Household Commercial Financial Services, Inc. pursuant to the Secured Credit Agreement (as hereinafter defined) in consideration of the loans by Household Commercial Financial Services, Inc. as provided therein.

     This Warrant is an amendment and restatement of, and is issued in replacement of, the warrant dated as of November 27, 1991, which was an amendment and restatement of, and was issued in replacement of, the warrant dated as of January 31, 1991, both of which were issued to Household Commercial Financial Services, Inc.

Dated as of January 20, 1994.

                        TABLE OF CONTENTS

                                                       Page No.

ARTICLE I DEFINITIONS......    1

ARTICLE II EXERCISE OF WARRANT......  8

2.1 Right to Exercise, Number of Shares and
Exercise Price...... 8
2.2 Notice of Exercise; Issuance of Common Stock......  9
2.3 Fractional Shares...... 10
2.4 Continued Validity...... 10

ARTICLE III REGISTRATION, TRANSFER AND EXCHANGE...... 11

ARTICLE IV ANTIDILUTION PROVISIONS AND RIGHTS UPON
EXTRAORDINARY TRANSACTIONS...... 12

4.1 Adjustment of Number of Shares Purchasable and Exercise
Price...... 12
(a) Adjustment to Exercise Price...... 12
(b) Adjustment to Number of Shares Issuable Pursuant to this
Warrant...... 13
(c) Adjustment to the Schedules of Minimum Prices...... 14
(d) Minimum Adjustment...... 15
(e) Maximum and Minimum Exercise Price...... 15
4.2 Diluting Events and Related Matters...... 15
(a) Issuance of Stock...... 15
(b) Issuance of Warrants, Options or Other Rights....... 16
(c) Issuance of Convertible Securities...... 17
(d) Dividends...... 18
(e) Dividends in Securities...... 19
(f) Other Distributions...... 19
(g) Reorganization, Reclassification, Recapitalization, Merger or
Sale of Company...... 19
(h) Splits and Combinations...... 19
(i) Readjustments...... 20
(j) Determination of Consideration for Rights or Options.... 21
(k) Determination of Consideration upon Payment of Cash,
Property or Merger...... 21
(l) Record Date...... 22
(m) Shares Outstanding...... 22
(n) Date of Determination...... 22
4.3 Rights of the Holder upon Rights Offering, Mergers,
Reorganizations and Other Transfers...... 22
(a) Participation in Rights Offerings...... 22
(b) Participation in Stock Dispositions...... 22
(c) Adjustment to Repurchase Payment...... 23
4.4 Certificates, Notices and Consents...... 24
4.5 No Implied Consent...... 26

ARTICLE V NO IMPAIRMENT...... 27

ARTICLE VI RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT;
PREEMPTIVE RIGHTS...... 28

ARTICLE VII LISTING ON SECURITIES EXCHANGE...... 28

ARTICLE VIII RESTRICTIONS ON TRANSFER...... 28
8.1 Notice of Proposed Transfer; Transfers Without
Registration...... 29
8.2 Registration and Qualification...... 29
(a) Piggyback Registration...... 29
(b) Demand Registration...... 32
(c) Termination of Repurchase Rights...... 33
8.3 Registration and Qualification Procedures...... 34
8.4 Allocation of Expenses...... 35
8.5 Indemnification...... 36
8.6 Legend on Certificates...... 38
8.7 Supplying Information...... 39
8.8 Damages...... 39
8.9 Holdback Agreements...... 40
8.10 Rule 144 Reporting...... 40
8.11 Consent for Additional Registration Rights...... 41

ARTICLE IX REPURCHASES...... 42

9.1 Obligation of Company...... 42
9.2 Option of Company...... 43
9.3 Delayed Repurchases...... 45

ARTICLE X FINANCIAL AND BUSINESS INFORMATION...... 45

10.1 Delivery of Financial and Business Information...... 45
10.2 Disputed Financial Statements...... 47

ARTICLE XI MISCELLANEOUS...... 48

11.1 Nonwaiver and Expenses...... 48
11.2 Holder Not a Stockholder...... 48
11.3 Notice Generally...... 48
11.4 Payment of Certain Expenses...... 48
11.5 Successors and Assigns...... 48
11.6 Amendment...... 49
11.7 Headings...... 49
11.8 GOVERNING LAW...... 49
11.9 Subsidiaries...... 49
11.10 No Section 338 Election or Step-Up in Asset Value
on Books of the Company...... 49
11.11 Limitation on Interest...... 49

NOTICE OF EXERCISE FORM

ASSIGNMENT FORM


ARTICLE I
DEFINITIONS

     The terms defined in this ARTICLE I, whenever used in this Warrant, shall have the respective meanings hereinafter specified. Whenever used in this Warrant, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders.

     "Adjusted Operating Profits" means an amount equal to the Net Income of the Company and its Subsidiaries for the four most recent fiscal quarters of the Company before deduction of any amount which, in conformity with generally accepted accounting principles, would be set forth opposite the caption "income tax expense" (including deferred income taxes) (or any like caption) on a consolidated income statement of the Company, and excluding any amounts which, in conformity with generally accepted accounting principles, would be set forth opposite the captions "extraordinary pre-tax gain" and "extraordinary pre-tax loss" (or any like captions) on such consolidated income statement, plus the amount which, in accordance with generally accepted accounting principles, would be set forth opposite the caption "interest expense" (or any like caption) on such consolidated income statement, plus an amount which, in conformity with generally accepted accounting principles, is equal to any amortization or depreciation for such fiscal period, to the extent the same are deducted from net revenues, in conformity with generally accepted accounting principles, in determining Net Income for such fiscal period.

     "Affiliate" of any person means any other person which, directly or indirectly, controls or is controlled by or is under common control with, such person. A person shall be deemed to be "controlled by" any other person if such other person possesses, directly or indirectly, power

(a) to vote 10% or more of the securities having ordinary voting power, or if not having ordinary voting power, having at the time voting power, for the election of directors of such person; or

(b) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

     "Applicable Rate" shall have the meaning provided in Section
11.11.

     "Assignment" means the form of Assignment appearing at the end of this Warrant.

     "Basic Exercise Price" shall have the meaning provided in
Section 2.1(b)(i).

     "Closing Date" means January 20, 1994.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Company's authorized Common Stock, $0.01 par value, and any class of capital stock of the Company now or hereafter authorized having the right to share in distributions either of earnings or assets of the Company without limit as to amount or percentage.

     "Common Stock on a Fully Diluted Basis" means, at any date as at which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock (which issued and outstanding shares shall be 3,222,305 shares on the date this Warrant is issued), and all shares issuable pursuant to the Company's incentive stock option plan or restricted stock bonus plan or pursuant to an employee or director stock option plan, restricted stock bonus or ownership plan, stock appreciation plan or similar equity appreciation plan which the Company may implement after receiving written approval of a majority of the Holders in their sole discretion (which approval must include Household if Household is a Holder) (whether or not options or awards with respect to such shares have been granted) or issuable upon exercise of any warrant (including this Warrant), rights to subscribe for or options (whether or not vested) to purchase Common Stock or Convertible Securities or upon the conversion of any Convertible Securities. On the Closing Date the number of shares of Common Stock on a Fully Diluted Basis shall be 8,042,268 shares, including 3,150,000 shares of Common Stock initially issuable pursuant to this Warrant.

     "Common Stock Repurchase Price" in effect as of any date shall mean a per share value equal to the result obtained by dividing

     (a) an amount equal to (i) the product of the Company's Adjusted Operating Profits (at the end of the Quarterly Fiscal Period of the Company immediately preceding such date) and seven
(7) less (ii) the amount of Funded Indebtedness (at the end of the Quarterly Fiscal Period of the Company immediately preceding such date), plus (iii) the proceeds that would be received by the Company upon exercise of all warrants, rights to subscribe for or options to purchase Common Stock or Convertible Securities or upon conversion of any Convertible Securities, plus (iv) the fair market value of proceeds received by the Company (other than proceeds in the form of services of employees of the Company and cash proceeds which are reflected in the amount of Funded Indebtedness in clause
(ii) above) upon any issuances or sales by it of Common Stock, Convertible Securities or warrants, rights to subscribe for or options to purchase Common Stock or Convertible Securities, multiplied by a fraction the numerator of which (which shall never be less than zero) is four minus the number of full Quarterly Fiscal Periods since such issuance or sale and the denominator of which is four, by

     (b)  the number of shares of Common Stock on a Fully Diluted
Basis on such date,

all as determined by a firm of independent public accountants of recognized standing selected by the Company and reasonably acceptable to the Holder; provided, however, that the Common Stock Repurchase Price in effect on the date of any notice given to or by the Company under Section 9.2 will not be less than an amount equal to the Minimum Price as set forth below associated with the date of such notice plus an amount equal to the weighted average Exercise Price actually paid by such Holder for all shares of Common Stock issued to such Holder upon the exercise of the Warrant which have not theretofore been repurchased by the Company pursuant to Section
9.1 or 9.2 of the Warrant.

                                            Minimum
For Date of Notice                          Price
_________________________________________   ________

Closing Date through January 31, 1994         $ 3.98

February 1, 1994 through January 31, 1995     $ 5.23

February 1, 1995 through January 31, 1996     $ 6.92

February 1, 1996 through January 31, 1997     $ 8.39

Thereafter                                    $10.49


     "Company" means Optek Technology, Inc., a Delaware corporation.

     "Convertible Securities" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, additional shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

     "Default Rate" means at any time 4.50% plus the rate per annum then most recently announced by The First National Bank of Chicago, a national banking association ("FNBC"), as its corporate base rate at Chicago, Illinois (or if such rate is not being quoted by FNBC, the rate which is the successor to such rate, and if FNBC is not quoting any such rate, the rate conceptually equivalent to such rate which the domestic commercial bank having the highest combined capital and surplus of any bank having its principal office in Chicago, Illinois is quoting).

     "Diluting Event" means any transaction or event which is identified as a Diluting Event in Section 4.2(a) - (h).

     "Exercise Period" means the period commencing on the Closing
Date and terminating at 5:00 p.m., Chicago time, on October 31, 1998, subject to the provisions of Section 4.3(c).

     "Exercise Price" means the price per share of Common Stock as set forth in Section 2.1 as such price may be adjusted from time to time pursuant to Article IV.

     "Exercise Price and Other Factors" shall have the meaning provided in Section 4.1.

     "First Alternative Exercise Price" shall have the meaning provided in Section 2.1(b)(ii).

     "Funded Indebtedness" means all indebtedness of the Company and its Subsidiaries, on a consolidated basis, if appropriate, solely for money borrowed and owing, less the aggregate amount of all cash and cash equivalents of the Company and its Subsidiaries but not including the amount of any indebtedness of the Company represented by Convertible Securities and not including additional interest pursuant to Section 4.7 of the Secured Credit Agreement, less the product of (x) the Opcom Minority Percentage and (y) the sum of the Opcom Revolving Loan and the Opcom Working Capital Loan (each as defined in the Secured Credit Agreement).

     "Holder" means the person in whose name this Warrant is registered on the books of the Company maintained for such purpose.

     "Household" means Household Commercial Finance Services, Inc., a Delaware corporation.

     "Independent Counsel" means counsel to the Company, unless counsel to the Holder disagrees in writing with the opinion or advice of such counsel with respect to the issue in question within 15 days after receipt of such opinion or advice, in which case the Company and Holder shall select another counsel, not the regular counsel of the Company or the Holder and experienced in Securities Act matters, who shall render an opinion with respect to the issue in question. The opinion or advice of such other counsel so given shall be conclusive and binding on the Company and the Holder. The legal fees and expenses of such other counsel incurred in connection with the rendering of such opinion shall be borne equally by the Holder and the Company.

     "Market Value" per share of Common Stock on any date shall mean the average of the daily market prices for the 30 consecutive trading days preceding such date. The market price for each such day shall be the last sale price on such day on such stock exchange on which such stock is listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day and officially quoted on any such exchange, or, if the Common Stock is not then listed or admitted to trading on any stock exchange, the market price for each such business day shall be the last sale price on such day if reported by the National Association of Securities Dealers Automated Quotation System or, if not so reported, the average of the reported closing bid and asked price quotations for such day, as reported by the National Association of Securities Dealers Automated Quotation System or, if not so reported, as furnished by the National Quotation Bureau, Inc., or, if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business as selected by the Holder, or if there is no such firm, as determined by any member of the National Association of Securities Dealers, Inc. selected by the Holder.

     "Maximum Rate" means the maximum lawful rate of interest (if any) permitted by applicable usury laws, which rate shall change when and as such laws change, to the extent permitted by such laws, effective on the day such change in law becomes effective.

     "Net Income" for any fiscal period of the Company shall mean consolidated net income or loss of the Company and its Subsidiaries (including, without limitation, Opcom), if any, as it would appear on the consolidated statement of income of the Company for such fiscal period prepared in accordance with generally accepted accounting principles and as it may be adjusted pursuant to Section
9.3 or Section 10.2.

     "Notice of Cashless Exercise" shall have the meaning provided in Section 2.2(b)(ii).

     "Notice of Exercise" means the form of Notice of Exercise appearing at the end of this Warrant.

     "Organic Change" shall have the meaning provided in Section
4.3(b).

     "Plan Adjusted Operating Profits" for any fiscal year shall be the amount so identified in Schedule I hereto.

     "Quarterly Fiscal Period" means a period comprised of thirteen or fourteen weeks, as applicable, representing a fiscal quarter of the Company, the first of which in any fiscal year shall begin on the first day of the Company's fiscal year and the remainder of which in such year shall begin on the day following the termination of the preceding Quarterly Fiscal Period.

     "Registration Agreement" shall have the meaning provided in
Section 8.2.

     "Registration Period" means any period beginning on the date of any notice of repurchase delivered pursuant to Section 9.2 and ending at 5:00 p.m., Chicago time, 30 days thereafter.

     "Repurchase Price" means the Common Stock Repurchase Price or the Warrant Repurchase Price, as applicable.

     "Second Alternative Exercise Price" shall have the meaning provided in Section 2.1(b)(iii).

     "Secured Credit Agreement" means the Amended and Restated
Secured Credit Agreement among the Company and Household Commercial Financial Services, Inc., as the same may be amended, modified or supplemented from time to time.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

     "Shares" shall have the meaning provided in Section 2.1.

     "Stockholder's Consideration Per Share" shall have the meaning provided in Section 4.3(c).

     "Subsidiary" means a corporation, partnership or other entity of which a person and/or such person's other Subsidiaries, individually or in the aggregate, own, directly or indirectly, such number of outstanding shares or other interests as have more than 50% of the ordinary voting power (or, at the time extraordinary powers are available to holders of shares or other interests, such number of outstanding shares or other interests as have more than 50% of voting power) for the election of directors or the members of any similar governing body.

     "Unsold Amount" shall mean that portion of any Warrant with respect to which the holder thereof requested registration pursuant to Section 8.2 of shares of Common Stock issuable upon exercise thereof and which was not registered by the Company as permitted hereby or not sold pursuant to such registration.

     "Unsold Shares" shall mean any shares of Common Stock that the holder thereof requested be registered pursuant to Section 8.2 and which were not registered by the Company as permitted hereby or not sold pursuant to such registration.

     "Warrant" and "Warrants," including "this Warrant," mean (a) the warrant dated as of the Closing Date issued to Household and
(b) all warrants issued upon the partial exercise, transfer or division of or in substitution for such warrant.

     "Warrant Repurchase Price" in effect as of any date shall mean a per share value equal to the difference between the Common Stock Repurchase Price (without regard to the proviso contained in the definition of "Common Stock Repurchase Price") and the Exercise Price then in effect; provided, however, that the Warrant Repurchase Price in effect on the date of any notice given to or by the Company under Section 9.2 will not be less than the difference between the Minimum Price associated with the date of such notice as set forth in the schedule below and the Exercise Price then in effect.


                                             Minimum
For Date of Notice                           Price
________________________________________     _______

Closing Date through January 31, 1994        $ 4.48

February 1, 1994 through January 31, 1995    $ 5.73

February 1, 1995 through January 31, 1996    $ 7.42

February 1, 1996 through January 31, 1997    $ 8.89

Thereafter                                   $10.99


ARTICLE II

EXERCISE OF WARRANT

     2.1 Right to Exercise, Number of Shares and Exercise Price. Subject to and upon compliance with the conditions of this ARTICLE II, the Holder shall have the right, at its option, at any time and from time to time during the Exercise Period, unless the Company shall have given notice to the Holder pursuant to Section 9.2 and the Registration Period shall have expired without termination pursuant to Section 8.2(c) of the Company's rights under Section 9.2, to exercise this Warrant in whole or in part.

     The aggregate number of shares of Common Stock which may be purchased from time to time during the Exercise Period by the Holder upon exercise of this Warrant shall be as set forth below, subject to adjustment as provided in ARTICLE IV hereof (the "Shares"):

     (a) The number of shares of Common Stock issuable upon the exercise of the Warrant shall be 3,150,000 (subject to adjustment as provided herein). The initial Exercise Price shall be fifty cents ($0.50) (subject to adjustment as provided herein).

     (b) On January 31 of each year (and applicable for the period through and including January 30 of the next succeeding year), the Exercise Price shall be adjusted to the extent provided as follows:

     (i) If the Company's cumulative Adjusted Operating Profits for the period from November 1, 1993 through the end of the most recently ended fiscal year are equal to or greater than Plan Adjusted Operating Profits through the end of the most recently ended fiscal year as set forth in Schedule I hereto, then the Exercise Price through January 30 of the next succeeding year shall be fifty cents ($0.50) (subject to adjustment as provided herein) (the "Basic Exercise Price")

     (ii) If the Company's cumulative Adjusted Operating Profits for the period from November 1, 1993 through the end of the most recently ended fiscal year are less than 100% of Plan Adjusted Operating Profits but at least 90% of Plan Adjusted Operating Profits for the period from November 1, 1993 through the end of the most recently ended fiscal year as set forth on Schedule I hereto, then the Exercise Price through January 30 of the next succeeding year shall be twenty-five cents ($0.25) (subject to adjustment as provided herein) (the "First Alternative Exercise Price")

     (iii) If the Company's cumulative Adjusted Operating Profits for the period from November 1, 1993 through the end of the most recently ended fiscal year are less than 90% of Plan Adjusted Operating Profits through the end of the most recently ended fiscal year as set forth on Schedule I hereto, then the Exercise Price through January 30 of the next succeeding year shall be one cent ($0.01) (the "Second Alternative Exercise Price").

     2.2 Notice of Exercise; Issuance of Common Stock. (a) To exercise this Warrant, the Holder shall deliver to the Company at its principal office at 1215 West Crosby Road, Carrollton, Texas 75006 Attention: President (i) a Notice of Exercise duly executed by the Holder and specifying the number of shares of Common Stock to be purchased and (ii) this Warrant.

     (b) Payment of the Exercise Price shall be made in the manner selected by the Holder as set forth below:

     (i) At the option of the Holder, (A) by wire transfer to an account in a bank located in the United States designated for such purpose by the Company or (B) by certified or official bank check payable to the order of the Company and drawn on a member of the Chicago or New York Clearing House; or

     (ii) In lieu of delivering the cash Exercise Price as set forth in Section 2.2(b)(i), the Holder may instruct the Company in writing ("Notice of Cashless Exercise") to deduct from the number of shares of Common Stock that would otherwise be issued upon such exercise a number of shares of Common Stock equal to the quotient obtained from dividing

     (x) the product obtained by multiplying (1) the number of shares of Common Stock for which the Warrant is being exercised and
(2) the Exercise Price then in effect, by

     (y) the Market Value of a share of Common Stock.

The Notice of Cashless Exercise may be given by completing the appropriate box in the Notice of Exercise at the end of this Warrant. Upon receipt of the cash payment described in Section 2.2(b)(i) or the Notice of Cashless Exercise described in Section 2.2(b)(ii), the Company shall, as promptly as practicable, and in any event within five days thereafter, cause to be issued and delivered to the Holder, or, subject to ARTICLE VIII, the transferee designated in the Notice of Exercise, a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise registered in the name of the Holder or the name of the transferee so designated.

     (c) Unless otherwise requested by the Holder, this Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or transferee so designated in the Notice of Exercise shall be deemed to have become the holder of record of such shares for all purposes, as of the close of business on the date the Notice of Exercise, together with payment or Notice of Cashless Exercise as herein provided, and this Warrant, is received by the Company.

     (d) If this Warrant is exercised in part, the Company shall, at the time of delivery of the certificate or certificates for Common Stock, unless this Warrant has then expired, issue and deliver to the Holder or the transferee so designated in the Notice of Exercise a new Warrant evidencing the rights of the Holder or such transferee to purchase the aggregate number of shares of Common Stock for which this Warrant shall not have been exercised, and this Warrant shall be cancelled.

     2.3 Fractional Shares. The Company shall not issue fractional shares of Common Stock or scrip representing fractional shares of Common Stock upon exercise of this Warrant. As to any fractional share of Common Stock which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall purchase from the Holder such unissued fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the Common Stock Repurchase Price, unless such Common Stock Repurchase Price is a negative amount, in which case such fractional share shall be multiplied by its Exercise Price determined in accordance with this Warrant. Payment of such amount shall be made in cash or by check payable to the order of the Holder at the time of delivery of any certificate or certificates arising upon such exercise.

     2.4 Continued Validity. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled to all rights provided to holders of Common Stock issuable on the exercise of this Warrant, whether or not this Warrant has been fully exercised. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Common Stock issued upon the exercise thereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

ARTICLE III

REGISTRATION, TRANSFER AND EXCHANGE

     The Company shall keep at the Company's principal office referred to in Section 2.2 or at the offices of Kilgore & Kilgore in Dallas, Texas or at such other address as shall be specified in a written notice to the Holder a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, transfer and exchange of this Warrant. The Company will not at any time, except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

     Upon surrender for registration of transfer of this Warrant at such office, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Warrants representing the right to purchase a like aggregate number of shares of Common Stock. At the option of the Holder, this Warrant may be exchanged for other Warrants representing the right to purchase a like aggregate number of shares of Common Stock upon surrender of this Warrant at such office. Whenever this Warrant is so surrendered for exchange, the Company shall execute and deliver the Warrants which the Holder making the exchange is entitled to receive.

     Every Warrant presented or surrendered for registration of transfer or exchange shall be accompanied by an Assignment duly executed by the holder thereof or its attorney duly authorized in writing.

     All warrants issued upon any registration of transfer or exchange of warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits as the warrants surrendered upon such registration of transfer or exchange.

     Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in case of loss, theft or destruction) the written agreement of the Holder to indemnify the Company (or, if the Holder is not Household Commercial Financial Services, Inc. and if the Company reasonably requests, a bond) against any resulting loss or expense and in case of mutilation upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant.

     No service charge shall be made for any registration of transfer or exchange of Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer as provided in Section 11.4.

     The Company and any agent of the Company may treat the person in whose name this Warrant is registered as the owner of this Warrant for all purposes whatsoever, and neither the Company nor any agent of the Company shall be affected by notice to the contrary. This Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.

ARTICLE IV

ANTIDILUTION PROVISIONS AND RIGHTS UPON
EXTRAORDINARY TRANSACTIONS


     4.1 Adjustment of Number of Shares Purchasable and Exercise Price. Subject to the provisions of this ARTICLE IV, the Basic Exercise Price, the First Alternative Exercise Price and the Second Alternative Exercise Price at the time of any calculation pursuant to this Article IV, the number of shares of Common Stock issuable upon exercise of this Warrant at the time of any calculation pursuant to this Article IV and the schedules of minimum prices set forth in the definitions of Common Stock Repurchase Price and Warrant Repurchase Price (together, "Exercise Price and Other Factors") shall be subject to adjustment from time to time as set forth below in the order set forth below. After making any antidilution adjustment, pursuant to this Article IV, the adjustments described in Section 2.1(d) must be made.

     (a) Adjustment to Exercise Price. If a Diluting Event, as identified in Section 4.2, occurs (unless otherwise specified in
Section 4.2), the Basic Exercise Price, the First Alternative Exercise Price and the Second Alternative Exercise Price shall each be reduced to the lower of the prices calculated by:

     (i) Dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock on a Fully Diluted Basis (but not including Shares issuable upon exercise of this Warrant) immediately prior to such Diluting Event multiplied by the then existing Basic Exercise Price, First Alternative Exercise Price or Second Alternative Exercise Price, as applicable, plus (y) the aggregate consideration, if any, received or deemed to be received by the Company upon such Diluting Event, by (B) the total number of shares of Common Stock on a Fully Diluted Basis (but not including Shares issuable upon exercise of this Warrant) immediately after such Diluting Event; and

     (ii) Multiplying the then existing Basic Exercise Price, First Alternative Exercise Price or Second Alternative Exercise Price, as applicable, by a fraction (a) the numerator of which is (x) the sum of (i) the number of shares of Common Stock on a Fully Diluted Basis immediately prior to such Diluting Event (but not including shares of Common Stock issuable upon exercise of this Warrant) multiplied by the Common Stock Repurchase Price immediately prior to such Diluting Event plus (ii) the aggregate consideration, if any, deemed to be received by the Company upon such Diluting Event, divided by (y) the total number of shares of Common Stock on a Fully Diluted Basis immediately after such Diluting Event (but not including shares of Common Stock issuable upon exercise of this Warrant), and (b) the denominator of which shall be the Common Stock Repurchase Price immediately prior to such Diluting Event.

     Notwithstanding the foregoing, if the Common Stock Repurchase Price is less than or equal to zero, the Basic Exercise Price and the First Alternative Exercise Price and the Second Alternative Exercise Price shall be reduced in accordance with clause (i) above.

     (b) Adjustment to Number of Shares Issuable Pursuant to this Warrant. Upon any adjustment of the Basic Exercise Price, First Alternative Exercise Price and the Second Alternative Exercise Price as provided in this Section 4.1 or Section 4.2, the Holder shall thereafter be entitled upon exercise of this Warrant under
Section 2.1 to receive, at the Exercise Price in effect after such adjustment (which may be the Basic Exercise Price, the First Alternative Exercise Price or Second Alternative Exercise Price):

     (i) If the Warrant Repurchase Price in effect immediately prior to and after a Diluting Event are each positive numbers, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) which, when multiplied by the Warrant Repurchase Price in effect immediately after the Diluting Event (and after giving effect to the number of shares of Common Stock issuable upon the exercise of this Warrant as determined under this clause (i) immediately after the Diluting Event), shall equal the product of
(A) the Warrant Repurchase Price in effect immediately prior to such Diluting Event and (B) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such Diluting Event.

     (ii) If the Warrant Repurchase Price in effect immediately prior to or after a Diluting Event is not a positive number, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) which, when multiplied by the Exercise Price per share of Common Stock in effect immediately after the Diluting Event, shall equal the product of (A) the Exercise Price per share of Common Stock immediately prior to such Diluting Event and (B) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such Diluting Event.

     The Company shall not engage in any Diluting Event if as a result of such event and the adjustment pursuant to this Section 4.1(b), an ownership change would occur within the meaning of
Section 382 of the Internal Revenue Code of 1986, as amended, or any successor provision. If notwithstanding the foregoing, a Diluting Event inadvertently occurs which would result in such an ownership change if the full adjustments provided herein were made, then the number of shares subject to this Warrant shall only be of adjusted to the extent possible without causing such an ownership change, and notwithstanding such partial adjustment, the Holder shall retain all applicable rights with respect to breach of the foregoing sentence.

     (c) Adjustment to the Schedules of Minimum Prices. Upon any adjustment of the Basic Exercise Price, First Alternative Exercise Price and the Second Alternative Exercise Price or any other adjustment as provided in this Section 4.1 or Section 4.2 (unless otherwise specified in Section 4.2):

     (i) the Minimum Prices in the schedule set forth in the definition of Warrant Repurchase Price will be adjusted upward or downward so that the result obtained by multiplying (1) such Minimum Price prior to such adjustment, by (2) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to the Diluting Event is equal to the result obtained by multiplying (3) such Minimum Price, after such adjustment, by (4) the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the Diluting Event and the related application of Section 4.1(b); and

     (ii) the Minimum Prices in the schedule set forth in the definition of Common Stock Repurchase Price will be adjusted upward or downward so that the result obtained by multiplying (1) such Minimum Price prior to such adjustment, by (2) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to the Diluting Event is equal to the result obtained by multiplying (3) such Minimum Price, after such adjustment, by (4) the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the Diluting Event and the related application of Section 4.1(b); the Minimum Prices in effect at the time any shares of Common Stock were issued upon exercise of this Warrant shall remain the Minimum Prices in effect with respect to such shares of Common Stock only, notwithstanding the occurrence of any Diluting Event; provided, however, that if an event set forth in Sections 4.2(e) or 4.2(h) shall occur, the Minimum Prices in effect shall be adjusted as set forth in the last sentence of
Section 4.2(h).

     (d) Minimum Adjustment. In the event any adjustment of the Exercise Price and Other Factors pursuant to this Section 4.1 shall result in an adjustment of the Basic Exercise Price, the First Alternative Exercise Price or the Second Alternative Exercise Price of less than $0.01 per share of Common Stock, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $0.01 or more per share of Common Stock; provided, however, that upon any adjustment of the Exercise Price and Other Factors resulting from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any stock of the Company payable in Common Stock or Convertible Securities or (ii) the reclassification, by subdivision, combination or otherwise, of the Common Stock into a greater or smaller number of shares, the foregoing figure of $0.01 per share (or such figure as last adjusted) shall be proportionately adjusted; and provided, further, that upon exercise or repurchase of this Warrant, the Company shall make all necessary adjustments not theretofore made to the Exercise Price and Other Factors up to and including the date upon which this Warrant is exercised or repurchased.

     (e) Maximum and Minimum Exercise Price. At no time shall the Exercise Price per share of Common Stock exceed $0.50 except as provided in subsection (g) or (h) of Section 4.2. Subject to
Article V, at no time shall the Exercise Price per share of Common Stock be less than the par value per share of Common Stock.

     4.2 Diluting Events and Related Matters. Except as otherwise expressly provided, upon the occurrence of a Diluting Event, as identified in subsections (a)-(h) below, the Exercise Price and Other Factors shall be adjusted as set forth in Section 4.1:

     (a) Issuance of Stock. If the Company shall issue or sell any shares of Common Stock, including any treasury shares (but excluding any shares issued pursuant to warrants or options outstanding on the date hereof or any shares issued pursuant to the Company's existing incentive stock option plan or restricted stock bonus plan, directors' formula award plan or long term stock incentive plan, in each case as in effect and in an amount permitted on the date hereof, whether or not options or awards with respect to such shares have been granted (at prices not less than the prices at which such warrants and options are exercisable on the date hereof) or any shares issuable pursuant to an employee or director stock option plan, restricted stock bonus or ownership plan, stock appreciation plan or similar equity appreciation plan which the Company may implement after receiving the written approval of a majority of the Holders in their sole discretion (which approval must include Household if Household is a Holder) whether or not options or awards with respect to such shares have been granted (at prices not less than prices which are so approved as described above)) for the consideration per share less than (x) the Exercise Price in effect immediately prior to the time of such issue or sale or (y) the Common Stock Repurchase Price in effect immediately prior to the time of such issue or sale, then a Diluting Event shall have occurred and the Exercise Price and Other Factors shall be adjusted as set forth in Section 4.1.

     (b) Issuance of Warrants, Options or Other Rights.

     (i) Characterization of Transaction for Antidilution Adjustment. In case the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of Common Stock or for the purchase of Convertible Securities (but excluding options or awards granted pursuant to the Company's existing incentive stock option plan, restricted stock bonus plan, directors' formula award plan or long term stock incentive plan, in each case as in effect and in an amount permitted on the date hereof or granted pursuant to an employee or director stock option plan, restricted stock bonus or ownership plan, stock appreciation plan or similar equity appreciation plan which the Company may implement after receiving the written approval of a majority of the Holders in their sole discretion (which approval must include Household if Household is a Holder) in amounts permitted pursuant to the approval described above), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities shall be less than (1) the Exercise Price in effect immediately prior to the time of the granting of such rights or options, or (2) the Common Stock Repurchase Price existing immediately prior to the time of such granting of such rights or options, then a Diluting Event shall have occurred and the maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date for adjustment required by subsection (n) below) be deemed to be outstanding and to have been issued for such price per share. Except as otherwise specified in Section 4.2(i), no further adjustments described in
Section 4.1 of the Exercise Price and Other Factors shall be made upon the actual issuance of such Common Stock or of such rights or options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

     (ii) Adjustment to Price. The price per share for which shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities shall be determined by dividing (1) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration if any, payable upon the conversion or exchange thereof plus the net amount received or receivable upon the issuance of such Convertible Securities (in each case without double counting), by (2) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options.

     (c) Issuance of Convertible Securities.

     (i) Characterization of Transaction for Antidilution Adjustment. In case the Company shall in any manner issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to convert or exchange thereunder are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon such conversion or exchange shall be less than (1) the Exercise Price in effect immediately prior to the time of such issue or sale or (2) the Common Stock Repurchase Price existing immediately prior to the time of such issuance or sale, then a Diluting Event shall have occurred and the Exercise Price and Other Factors shall be adjusted as provided in Section 4.1 and the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date for adjustment required by subsection (n) below) be deemed to be outstanding and to have been issued for such price per share. Except as otherwise specified in Section 4.2(i), (x) no further adjustments of the Exercise Price and Other Factors shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (y) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Exercise Price and Other Factors have been or are to be made pursuant to other provisions of Sections 4.1 and 4.2, no further adjustment of the Exercise Price and Other Factors shall be made by reason of such issue or sale.

     (ii) Adjustment to Price. The price per share for which shares of Common Stock are issuable upon such conversion or exchange shall be determined by dividing (1) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

     (d) Dividends. In case the Company shall declare, in any 12-month period, dividends upon the Common Stock (excluding a dividend payable in Common Stock referred to in subsection (e) below or in warrants, rights or Convertible Securities referred to in subsection (b) or (c) above) which in the aggregate is in excess of either 50% of Net Income for such 12-month period or 15% of the Net Worth of the Company (as shown on the most recent year end consolidated balance sheet described in ARTICLE X hereof), then a Diluting Event shall have occurred and the Basic Exercise Price and the First Alternative Exercise Price in effect immediately prior to the declaration of such dividend shall each be reduced by an amount equal to the aggregate amount of such dividends in excess of (x) the lesser of (a) 50% of Net Income for such 12-month period and
(b) 15% of Net Worth divided by (y) all outstanding shares of Common Stock with respect to which such dividend is payable. Such reductions shall take effect as of the date on which a record date is established for the purpose of such dividend, or, if a record date is not established, the date as of which the holders of Common Stock of record entitled to such dividend are to be determined. Appropriate readjustment of the Basic Exercise Price and the First Alternative Exercise Price shall be made in the event that any dividend referred to in this subsection (d) shall be lawfully abandoned.

     (e) Dividends in Securities. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in either case in Common Stock or Convertible Securities, then a Diluting Event shall have occurred, and such Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution, shall be deemed to have been issued or sold without consideration.

     (f) Other Distributions. In case the Company shall distribute or grant to the holders of shares of Common Stock (whether or not on a pro rata basis) any evidence of its indebtedness or any assets (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) or rights or options to subscribe or purchase any such evidence of its indebtedness or assets (excluding rights or options to subscribe or purchase Common Stock or Convertible Securities), then a Diluting Event shall have occurred and the Basic Exercise Price, the First Alternative Exercise Price and the Second Alternative Exercise Price in effect immediately prior to such distribution or grant shall each be reduced by an amount equal to the aggregate amount of such distribution divided by the number of outstanding shares of Common Stock with respect to which such distribution was made immediately prior to such distribution, and other adjustments shall be made as set forth in Section 4.1 hereof.

Such reductions shall take effect as of the date on which a record date is established for the purpose of such distribution or grant, or, if a record date is not established, the date as of which the holders of Common Stock of record entitled to such distribution or grant are to be determined.

     (g) Reorganization, Reclassification, Recapitalization, Merger or Sale of Company. In case the Company or a successor thereto issues Common Stock, options, other rights or Convertible Securities in connection with any consolidation or merger of the Company or any of its Subsidiaries with or into another corporation or in connection with the sale or other disposition of all or substantially all of the business or assets of the Company or any of its Subsidiaries and the consideration per share realized by the Company by reason of any such transaction, determined as applicable in accordance with subsection (k) of this Section 4.2, is less than
(i) the Exercise Price in effect immediately prior to such event, or (ii) the Common Stock Repurchase Price in effect immediately prior to such event, then a Diluting Event shall have occurred and the Exercise Price and Other Factors shall be adjusted as set forth in Section 4.1.

     (h) Splits and Combinations. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, then a Diluting Event shall have occurred and the Exercise Price and Other Factors in effect immediately prior to such combinations, notwithstanding
Section 4.1, shall be adjusted as follows: Each of the Basic Exercise Price, the First Alternative Exercise Price and the Second Alternative Exercise Price in effect immediately after such event shall equal the product of (a) the Basic Exercise Price, the First Alternative Exercise Price or the Second Alternative Exercise Price, as applicable, in effect immediately prior to such event and
(b)(i) the number of outstanding shares of Common Stock immediately prior to such event, divided by (ii) the number of outstanding shares of Common Stock immediately after such event. The number of shares of Common Stock issuable upon the exercise of the Warrant immediately after such event shall equal the product of (c) the number of shares of Common Stock issuable upon the exercise of the Warrant immediately prior to such event and (d)(i) the number of outstanding shares of Common Stock immediately after such event, divided by (ii) the number of shares of outstanding Common Stock immediately prior to such event. Each Minimum Price in the schedule set forth in the definitions of Warrant Repurchase Price and Common Stock Repurchase Price immediately after such event shall be equal to the product of (e) the applicable Minimum Price immediately prior to such event and (f)(i) the number of outstanding shares of Common Stock immediately prior to such event, divided by (ii) the number of outstanding shares of Common Stock immediately after such event.

     (i) Readjustments. In the event (i) the purchase price provided for in any rights or options referred to in subsection (b) above, or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in subsection (b) or (c) above or (iii) the rate at which any Convertible Securities referred to in subsection (b) or (c) above are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Exercise Price and Other Factors in effect at the time of such event shall forthwith be readjusted to the Exercise Price and Other Factors which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or exercise rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Exercise Price and Other Factors then in effect hereunder shall forthwith be readjusted to the Exercise Price and Other Factors which would have been in effect at the time of such expiration or termination had such right, option or Convertible Security never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.

     (j) Determination of Consideration for Rights or Options. In case any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to the rights or options, such rights or options shall be deemed to have been issued without consideration.

     (k) Determination of Consideration upon Payment of Cash, Property or Merger. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction of any accrued interest, dividends or any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such other consideration on the date of issue of such securities, as determined in good faith by the Board of Directors of the Company, less any expenses incurred by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company and its Subsidiary, if applicable, survive, the amount of consideration therefor shall be deemed to be the fair market value thereof on the date of issue, as determined in good faith by the Board of Directors of the Company, for such portion of the assets and business of the non-surviving corporation as the Board of Directors shall attribute to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Company or any of its Subsidiaries in which the Company or its Subsidiary, if applicable, does not survive or in the event of any sale or other disposition of all or substantially all of the business or assets of the Company or any of its Subsidiaries for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation.

     (l) Record Date. In case the Company shall establish a record date of the holders of the Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then effective as of such record date such Common Stock or Convertible Securities shall be deemed to have been issued or sold.

     (m) Shares Outstanding. Except as provided to the contrary herein, the number of shares of Common Stock deemed to be outstanding for purposes of Section 4.2(d), (f) and (h) at any given time shall be the number of shares of Common Stock actually issued and outstanding at such time, plus any shares of Common Stock issuable in respect of scrip certificates which have been issued in lieu of fractional shares of Common Stock.

     (n) Date of Determination. For purposes of Section 4.1 and 4.2, the date as of which the Exercise Price and Other Factors shall be adjusted shall be the earlier of the date upon which the Company shall (1) enter into a firm contract for the issuance of shares of Common Stock, rights or other options or Convertible Securities, as the case may be, or (2) issue such shares of Common Stock, rights or other options or Convertible Securities, as the case may be.

     4.3 Rights of the Holder upon Rights Offering, Mergers,
Reorganizations and Other Transfers.

     (a) Participation in Rights Offerings. In the event the Company shall effect an offering of Common Stock or other stock pro rata among its stockholders, the Holder shall be entitled, at the Holder's option, regardless of whether the Warrant is otherwise then exercisable, in lieu of the adjustments set forth in Sections
4.1 and 4.2 to the extent that such option is exercised by the Holder, to elect to participate in each and every such offering as though this Warrant had been exercised and the Holder were, at the time of any such rights offering, then a holder of that number of shares of Common Stock to which the Holder is then entitled on the exercise hereof.

     (b) Participation in Stock Dispositions. In the event that the Company shall offer, approve, accept or recommend an offering, sale, transfer, redemption, cancellation or other disposition of Common Stock (including, without limitation, by way of any merger, capital reorganization, or reclassification or recapitalization of the capital stock of the Company) to any person (other than in any offering described in subsection (a) above) or in the event that the Company liquidates or dissolves following a sale or transfer of all or substantially all of its assets to any entity, the Company shall arrange as part of such offering, sale or other disposition for the participation of the Holder, with respect to including this Warrant or the Shares issuable upon exercise hereof in such offering, sale or other disposition upon identical terms, without such Holder incurring any liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, and after taking into account the Exercise Price, but without taking into account any minimum prices in the definition of the Repurchase Prices. Such participation shall be at the Holder's option, regardless of whether the Warrant is otherwise then exercisable, in lieu of the adjustments set forth in Sections 4.1 and 4.2, to the extent such option is exercised by the Holder.

     In case of the consolidation or merger of the Company or any of its Subsidiaries with or into another corporation (each such event is herein called an "Organic Change") and in which the Holder does not participate as contemplated by the preceding paragraph, then after any required adjustment in the Exercise Price and Other Factors on account of such Organic Change, there shall thereafter be deliverable upon the exercise of this Warrant or any portion hereof (in lieu of or in addition to the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock represented by that portion of this Warrant so exercised would have been entitled upon such Organic Change, and at the same aggregate Exercise Price, as adjusted. Prior to and as a condition of the consummation of any Organic Change described, the Company shall make appropriate, written adjustments in the application of the provisions herein set forth satisfactory to the holders of the Warrants entitled to not less than a majority of the shares of Common Stock issuable upon the exercise thereof with respect to the rights and interests of the holders of the Warrants so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares of stock or other securities or other property thereafter deliverable upon exercise of the Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company and the successor entity and be approved by the holders of the Warrants entitled to not less than a majority of the shares of Common Stock issuable upon the exercise thereof.

     (c) Adjustment to Repurchase Payment. In the event (i) the Board of Directors of the Company shall adopt a resolution authorizing the sale or other disposition by the Company of all or substantially all of the business or assets of the Company, the Company shall engage an investment banking firm to assist in such sale or disposition, or the Company shall enter into a written agreement in principle relating to such sale or disposition, or
(ii) the stockholders of the Company shall exchange or sell all or substantially all of their shares of Common Stock (including, without limitation, by way of a merger, reorganization or recapitalization), the Company or its stockholders shall engage an investment banking firm to assist in such exchange or sale, the Board of Directors of the Company shall adopt a resolution recommending such sale or exchange to the stockholders of the Company, or the Company shall enter into a written agreement in principle relating to such exchange or sale or (iii) the Board of Directors of the Company shall adopt a resolution authorizing the Company to sell shares of Common Stock, the Company shall engage an investment banking firm to assist in such sale, or the Company shall enter into a written agreement in principle relating to such sale, in any case within 180 days after the date of a repurchase pursuant to Section 9.2, for a consideration per share (determined by reference to all of the consideration received in such transaction by the stockholders of the Company (or which would be received thereby if all of any such consideration received by the Company in such transaction were distributed to the stockholders and to the holders of Common Stock repurchased in such repurchase pursuant to Section 9.2 or issuable upon exercise of the portion of the Warrant repurchased in such repurchase), as determined by an investment banking firm selected by the Company and acceptable to the Holders (the "Stockholder's Consideration Per Share")) greater than the consideration per share which was paid to the Holders on the date of such repurchase, then immediately upon the closing of the transaction resulting from such event the Company shall pay to such Holders an amount equal to (x) the number of shares of Common Stock repurchased and/or represented by that portion of the Warrant repurchased, multiplied by (y) the difference between the Stockholder's Consideration Per Share and the consideration per share received by the Holders in such repurchase. The calculation of the amount to be paid a Holder pursuant to this Section 4.3(c) shall be made after taking into account any adjustment to the Exercise Price and Other Factors pursuant to Sections 4.1 and 4.2 resulting from such transactions described in clauses (i), (ii) or
(iii) above. The obligation of this Section 4.3(c) survives any repurchase of the Warrant or the Common Stock issuable upon the exercise thereof.

     4.4 Certificates, Notices and Consents.

     (a) Upon the occurrence of any Diluting Event requiring adjustments of the Exercise Price and Other Factors pursuant to Sections 4.1 and/or 4.2, a certificate signed (i) by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company or (ii) by any independent firm of certified public accountants of recognized standing selected by, and at the expense of, the Company setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed (by first class mail, postage prepaid) to the Holder specifying the adjusted Exercise Price and Other Factors after giving effect to the adjustment(s).

     The certificate of any independent firm of certified public accountants of recognized standing selected by the Board of Directors of the Company and reasonably acceptable to the Holder shall be conclusive evidence, absent manifest error, of the correctness of any computation made under Sections 4.1 and/or 4.2.

     (b) In case the Company after the date hereof shall propose to
(i) pay any dividend payable in stock to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options or
(iii) effect any reclassification involving merely the subdivision or combination of outstanding shares of Common Stock, or (iv) any capital reorganization or any consolidation or merger, or any sale or other disposition of all or substantially all of the business or assets of the Company, or the liquidation, dissolution or winding up of the Company or (v) engage in any Diluting Event not otherwise mentioned in this subsection (b), then, in each such case, the Company shall mail (by first class mail, postage prepaid) to the Holder notice of such proposed action, which shall specify the date on which the books of the Company shall close, or a record date shall be established, for determining holders of Common Stock entitled to receive such stock dividends or other distribution of such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed, in the case of any action covered by clause (i) or (ii) above, at least 30 days prior to the date upon which such action takes place, and, in the case of any action covered by clause (iv) above, at lease 30 days prior to the date upon which such action takes place and 30 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

     (c) Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, pursuant to this Section 4.4, shall not affect the legality or validity of the adjustment of the Exercise Price and Other Factors, the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

     4.5 No Implied Consent. Nothing in this Warrant is intended to permit any action or event which is prohibited by the Secured
Credit Agreement as long as such Secured Credit Agreement remains in effect.

ARTICLE V

NO IMPAIRMENT

     The Company shall not, and shall not permit its Subsidiaries to, directly or indirectly, by any action, including, without limitation, amending its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and any required issuance of additional shares of Common Stock pursuant to Sections 4.1 and 4.2, (c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant,
(d) not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up of the Company or which has disproportionately greater voting rights under any circumstance, (e) not permit any Subsidiary of the Company to issue, sell or transfer any capital stock or other equity interest in such Subsidiary, or to sell all or substantially all of the assets of such Subsidiary, to any person or entity other than the Company, except in connection with the Opcom warrant and the exercise of such warrant or in connection with an employee or director stock option plan, restricted stock bonus or ownership plan, stock appreciation plan or similar equity appreciation plan which the Company or Opcom may implement after receiving the written approval of a majority of the Holders (which approval must include Household if Household is a Holder), (f) not undertake any reverse stock split, combination, reorganization or other reclassification of its capital stock which would have the effect of making this Warrant exercisable for less than one share of Common Stock, (g) not take or permit the taking of any action which could subject the holder of this Warrant or shares of Common Stock issuable upon exercise thereof to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended and (h) not change the Company's fiscal year from a fiscal year ending at the end of October as identified on Schedule I hereto.

     Upon the request of the Holder, the Company will at any time and from time to time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continued validity of this Warrant and the Company's obligations hereunder.

ARTICLE VI

RESERVATION OF STOCK ISSUABLE ON EXERCISE OF
WARRANT; PREEMPTIVE RIGHTS

     The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, a number of shares of Common Stock equal to the number of full shares of Common Stock issuable upon the exercise of this Warrant. All shares of Common Stock issuable upon the exercise of this Warrant shall, when issued upon such exercise, (a) be duly and validly authorized and issued, fully paid and nonassess-able, and
(b) be free from all taxes, liens and charges with respect to the issue thereof other than any stock transfer taxes in respect of any transfer occurring contemporaneously with such issue. No stockholder of the Company has or shall have any preemptive rights to subscribe for such shares of Common Stock.

ARTICLE VII

LISTING ON SECURITIES EXCHANGE

     If the Company shall list any shares of Common Stock on any securities exchange, it will during the Exercise Period, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the rules of the applicable securities exchange or automated quotation system, issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be so listed.

ARTICLE VIII

RESTRICTIONS ON TRANSFER

     The conditions contained in the following sections of this
ARTICLE VIII are intended to insure compliance with the Securities Act in respect of the transfer of Warrants or Common Stock issuable upon the exercise of Warrants. Reference in this ARTICLE VIII to shares of Common Stock issuable upon the exercise of Warrants includes shares of Common Stock theretofore issued upon the exercise of any Warrants which are then evidenced by certificates required to bear the legend set forth in Section 8.6.

     8.1 Notice of Proposed Transfer; Transfers Without Registration. The Holder or the holder of any shares of Common Stock issuable upon the exercise of this Warrant, by acceptance hereof or thereof, agrees to give written notice to the Company, prior to any transfer of this Warrant, such shares of Common Stock or any portion thereof which bear the legend described in
Section 8.6, of its intention to make such transfer, which notice shall include a brief description of such proposed transfer. A copy of such notice shall be sent to Independent Counsel.

     If in the opinion of Independent Counsel the proposed transfer may be effected without registration or qualification under any Federal or State law, such counsel shall, as promptly as practicable, notify the Company and the Holder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the Holder shall be entitled to transfer such shares of Common Stock in accordance with the terms of the notice delivered to the Company and the opinion of Independent Counsel.
In the event this Warrant shall be exercised as an incident to such transfer, such exercise shall relate back and for all purposes of this Warrant be deemed to have occurred as of the date of such notice regardless of delays incurred by reason of the provisions of this ARTICLE VIII which may result in the actual exercise on any later date.

     8.2 Registration and Qualification. The provisions of Section 8.2(a), 8.2(b) and 8.9 below are subject to the terms of the First Amended and Restated Registration Rights Agreement, dated as of July 1, 1988 (the "Original Registration Agreement"), among the Company, Household and the stockholders listed therein, as the same may be amended, modified or supplemented from time to time with the consent required by Section 8.11 (the "Registration Agreement"), and if, prior to an amendment of the Original Registration Agreement as amended by any effective amendment thereof, any conflict exists between the provisions of the Original Registration Agreement as amended by any effective amendment thereof, and
Section 8.2(a), 8.2(b) and 8.9, the applicable conflicting provisions of the Original Registration Agreement as amended by any effective amendment thereof shall control, but only to the extent of the conflict and the holder of any Warrant and the shares of Common Stock issuable upon exercise thereof shall have the applicable conflicting rights contained in the Original Registra-tion Agreement as amended by any effective amendment thereof but only to the extent of the conflict, until such time as the Original Registration Agreement as amended by any effective amendment thereof is so amended.

     (a) Piggyback Registration. If the Company proposes (whether on its own behalf or at the request of any other person or entity) to register any security under the Securities Act on any registration form (otherwise than for the registration of securities to be offered and sold pursuant to (a) an employee benefit plan, (b) a dividend or interest reinvestment plan, (c) other similar plans or (d) reclassifications of securities, mergers, consolidations and acquisitions of assets on Form S-4 or any successor thereto) prescribed by the Commission permitting a secondary offering or distribution, not less than 60 days prior to each such registration, the Company shall give to the holders of the Warrants or shares of Common Stock issuable upon the exercise thereof written notice of such proposal which shall describe in detail the proposed registration and distribution (including those jurisdictions where registration or qualification under the securities or blue sky laws is intended) and, upon the written request of any holder of a Warrant or shares of Common Stock issuable upon the exercise thereof given within 30 days after the date of any such notice, proceed to include in such registration such shares of Common Stock as have been requested by any such holder to be included in such registration; provided, however, that the Company shall not be required to include fewer than 50,000 shares (subject to adjustment upon any combination or split of shares or similar event) of Common Stock in any such registration pursuant to this Section 8.2(a). Any holder of a Warrant or shares of Common Stock issuable upon the exercise thereof shall in its request describe briefly the proposed disposition of such shares of Common Stock. The Company will in each instance use its best efforts to cause any shares of Common Stock issuable upon the exercise of the Warrants (the holders of which shall have so requested registration thereof) to be registered under the Securities Act and qualified under the securities or blue sky laws of any jurisdiction requested by a prospective seller, all to the extent necessary to permit the sale or other disposition thereof (in the manner stated in such request) by a prospective seller of the securities so registered.

     If the managing underwriter, who shall be selected by the Company (subject to the approval, not unreasonably withheld, of a majority of the holders that have requested registration (which must include Household if Household is then a holder and requesting registration) to manage the distribution of the shares of Common Stock being registered, advises the Company in writing that, in its opinion, the inclusion of the shares of Common Stock requested to be included in such registration by a holder of a Warrant or shares of Common Stock issuable upon the exercise thereof with the securities being registered by the Company and other prospective sellers would materially adversely affect the distribution of all such securities, then: (a) (i) if such registration has been initially proposed by the Company, the Company shall include in such registration the number of shares proposed to be registered by the Company and by the holders of the Warrants or shares of Common Stock issuable upon the exercise thereof before including any other securities in the registration, and, if an additional reduction in the number of securities being registered is necessary, the Company shall include in such registration such shares of the Company and the holders of the Warrants or shares of Common Stock issuable upon the exercise thereof pro rata based on the number of shares originally proposed to be registered by the Company and by the holders of the Warrants or shares of Common Stock issuable upon the exercise thereof or (ii) if such registration has been initially proposed by a holder of securities other than the Company or the holders of Warrants or shares of Common Stock issuable upon exercise thereof, the Company shall include in such registration the number of shares proposed to be registered by such other holder and the holders of Warrants or shares of Common Stock issuable upon exercise thereof before including any other securities in the registration and, if an additional reduction in the number of securities being registered is necessary, the Company shall include in such registration such shares of such other holder and the holders of Warrants or shares of Common Stock issuable upon exercise thereof pro rata based on the number of shares originally proposed to be registered by such other holder and by each holder of Warrants or shares of Common Stock issuable upon exercise thereof; or (b) any holder of a Warrant or shares of Common Stock issuable upon the exercise thereof may, at its sole option, delay its offering and sale for a period not to exceed 120 days after the effective date of such registration as such managing underwriter shall reasonably request. In the event of such delay, the Company:

(i) shall use its best efforts to effect any registration or qualification under the Securities Act and the securities or blue sky laws of any jurisdiction as may be necessary to permit such prospective seller to make its proposed offering and sale following the end of such period of delay; and (ii) during such period of delay and for at least 90 days thereafter, shall not file or cause to be effected any other registration of its capital stock or securities convertible into or exchangeable or exercisable for any such capital stock, whether on its own behalf or at the request of any other person or entity, and shall not sell any shares of its capital stock or securities convertible into or exchangeable or exercisable for any such capital stock.

     The holder of a Warrant or shares of Common Stock issuable upon the exercise thereof who has requested shares of Common Stock to be included in a registration pursuant to this Section 8.2(a) by acceptance hereof or thereof, agrees to execute an underwriting agreement with such underwriter that is (i) reasonably satisfactory to such holder and (ii) in customary form.

     Nothing in this Section 8.2(a) shall be deemed to require the Company to proceed with any registration of its securities after giving the notice herein provided.

     (b) Demand Registration. The holders of the Warrants and of any shares of Common Stock issuable upon the exercise thereof may, on up to four separate occasions (unless such request is withdrawn in accordance with the terms hereof) (the "Demands"), require the Company to effect the registration of the Shares pursuant to the provisions of this Section 8.2(b). Such Demands shall consist of two demands for which the Company shall pay all the fees and expenses as set forth in Section 8.4 (the "Free Demands") and two demands for which the holders shall pay their proportionate share of the fees and expenses set forth in Section 8.4 (the "Charged Demands"). If the holders of the Warrants and of any shares of Common Stock issuable upon the exercise thereof representing a total of more than 50% of the shares of Common Stock then issued and issuable upon the exercise of the Warrants (which must include Household if Household is then a holder) shall give notice to the Company to the effect that such holders intend to (i) transfer all or any part of the Shares or (ii) exercise all or any part of the Warrants and transfer all or any part of the Shares under such circumstances that a public distribution (within the meaning of the Securities Act) of the Shares will be involved, then the Company shall (A) within 10 days after receipt of such notice, give written notice of the proposed registration to the other holders of warrants and shares of Common Stock issuable upon exercise thereof, and (B) within 30 days after receipt of such notice, file a registration statement pursuant to the Securities Act to the effect that such shares may be sold under the Securities Act as promptly as is practicable thereafter and the Company will use its best efforts to cause any such registration to become effective and to keep the prospectus included therein current for at least six months after the effective date thereof or until the distribution shall have been completed, whichever first occurs; provided, however, that such holders shall furnish the Company with such appropriate information (relating to the intention of such holders) in connection therewith as the Company may reasonably request in writing; and provided, further, that the Company shall not be required to register fewer than 200,000 (subject to adjustment upon any combination or split of shares or similar event) shares of Common Stock in any registration pursuant to this Section 8.2(b). As long as the Company is not in default on its obligations under
Section 10.1, the Company's obligation to file a registration statement, at any time when it is impossible or impracticable to include the Company's fiscal year-end financial statements as the most recent certified financial statements required to be included therein, shall be suspended until the Company's next fiscal year-end financial statements are due in accordance with Section 10.1(b), unless the request for registration pursuant to this
Section 8.2(b) has been withdrawn. The managing underwriter for offerings made pursuant to this Section 8.2(b) shall be selected by the parties requiring registration hereunder (which must include Household if Household is then a holder and requesting registration), subject to the consent, not unreasonably withheld, of the Company.

     If the managing underwriter for any offering made pursuant to this Section 8.2(b) advises the Company in writing that, in its opinion, the inclusion of all of the shares of Common Stock requested to be included in such registration by the holders of Warrants and shares of Common Stock issuable upon the exercise thereof would materially adversely affect the distribution of all such securities, then (a) there shall be included in such registration shares of the holders of Warrants or shares of Common Stock issuable upon the exercise thereof pro rata based on the number of shares originally proposed to be registered by each holder of Warrants or shares of Common Stock issuable upon the exercise thereof or (b) any holder of a Warrant or shares of Common Stock issuable upon the exercise thereof may, at its sole option, delay its offering and sale for a period not to exceed 120 days after the effective date of such registration as such managing underwriter shall reasonably request. In the event of such delay, the Company (i) shall use its best efforts to effect any registration or qualification under the Securities Act and the securities or blue sky laws of any jurisdiction as may be necessary to permit such prospective seller to make its proposed offering and sale following the end of such period of delay; and (ii) during such period of delay and for at least 90 days thereafter, shall not file or cause to be effected any other registration of its capital stock or securities convertible into or exchangeable or exercisable for any such capital stock, whether on its own behalf or at the request of any other person or entity, and shall not otherwise sell any of its capital stock or securities convertible into or exchangeable or exercisable for any such capital stock. A registration shall not reduce the number of Demands available to the holders under this Section 8.2(b) until such registration has become effective and the holders of the Warrants or shares of Common Stock issuable upon the exercise thereof participating in the demand registration are able to register and sell at least 80% of the shares of Common Stock originally requested to be included in such registration; provided, however, that if in connection with a proposed Demand made pursuant to Section 8.2(b) the holders of the Warrants or shares of Common Stock issuable upon the exercise thereof participating in the demand registration are able to register and sell more than 50% but less than 80% of the shares of Common Stock originally requested to be included in such registration, the number of Free Demands shall be reduced by one, and the number of Charged Demands shall be increased by one.

     (c) Termination of Repurchase Rights. The Company shall have no repurchase rights pursuant to Section 9.2 with respect to any shares of Common Stock or portion of the Warrant exercisable for shares of Common Stock that a Holder has requested be registered pursuant to Section 8.2(a) or 8.2(b) if such request pursuant to
Section 8.2(a) or 8.2(b) is given prior to (i) the date of any notice under Section 9.2, or (ii) the expiration of the Registration Period with respect to all shares of Common Stock or the entire portion of the Warrant specified in any notice delivered pursuant to Section 9.2; provided, however, that subject to the last sentence of Section 8.2(a), the Company may repurchase pursuant to Section 9.2 any Unsold Shares or Unsold Amount that the Company was requested to register prior to any notice under Section 9.2, and the holders of Unsold Shares and unsold Amounts may not override any such repurchase by requesting registration within the applicable Registration Period.

     8.3 Registration and Qualification Procedures. Whenever the Company is required by the provisions of Section 8.2 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as is possible:

     (a) prepare and file with the Commission a registration statement with respect to such securities;

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus current and to comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statement whenever the seller of such securities shall desire to sell the same, including the offering or sale of such securities on a continuous or delayed basis pursuant to Rule 415 under the Securities Act as the same shall be in effect from time to time;

     (c) furnish to each seller such number of copies of preliminary prospectuses and prospectuses and each supplement or amendment thereto and such other documents as each seller may reasonably request in order to facilitate the sale or other disposition of the securities owned by such seller in conformity with (i) the requirements of the Securities Act and (ii) the seller's proposed method of distribution;

     (d) register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States as each seller shall reasonably request, and do such other reasonable acts and things as may be required of it to enable each seller to consummate the sale or other disposition in such jurisdictions of the securities owned by such seller; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or consent to a general and unlimited service of process in any such jurisdictions,
(ii) qualify as a dealer in securities or (iii) register or qualify at its own expense securities of such seller in any jurisdiction not described in the notice of the Company referred to in the first paragraph of Section 8.2, in any case in order to accomplish any of the foregoing;

     (e) furnish, at the request of any seller on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the seller of such securities may reasonably request and are customarily included in such opinion and (ii) letters, dated, respectively, (1) the effective date of the registration statement and (2) the date such securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized standing selected by the Company, addressed to the underwriters, if any, and to the seller making such request, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the seller of such securities may reasonably request and are customarily included in such letters;

     (f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than 16 months after the effective date of the registration statement, an earnings statement covering a period of at least 12 months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

     (g) enter into and perform an underwriting agreement with the managing underwriter, if any, selected as provided in Section 8.2, as the case may be, containing customary terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions, representations, warranties, covenants, indemnities, terms and conditions; and

     (h) keep each seller advised in writing as to the initiation and progress of any registration under Section 8.2, as the case may be.

     8.4 Allocation of Expenses. If the Company is required by the provisions of Section 8.2 to use its best efforts to effect the registration or qualification under the Securities Act or any state securities or blue sky laws of any of the shares of Common Stock issuable upon the exercise of the Warrants, the Company will pay all expenses in connection therewith, including, without limitation, (a) all expenses incident to filing with the National Association of Securities Dealers, Inc., (b) registration fees, (c) printing expenses, (d) the Company's accounting and legal fees and expenses, (e) expenses of any special audits incident to or required by any such registration or qualification, (f) premiums for insurance in such amount, if any, deemed appropriate by the managing underwriter and (g) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification; provided, however, that the holders of any Warrant or shares of Common Stock issuable upon exercise thereof participating in a Charged Demand shall be liable for the amount of such expenses in connection with such Charged Demand made pursuant to Section 8.2(b) equal to the product of (a) all such expenses and (b) the proportion which the number of shares of Common Stock issuable upon exercise of the Warrants for which registration has become effective and which are sold pursuant to
Section 8.2(b) bears to the total number of all shares included in such registration; and provided, further, that the Company shall not be liable for (1) any discounts or commissions to any underwriter or (2) any stock transfer taxes incurred in respect of the shares of Common Stock issuable upon the exercise of the Warrants sold by the sellers.

     8.5 Indemnification. In connection with any registration or qualification of securities under Section 8.2 or 8.3, the Company hereby indemnifies the Holder and the holders of any shares of Common Stock issuable upon the exercise of the Warrants and each underwriter thereof, including each person, if any, who controls the Holder or such stockholder or underwriter within the meaning of
Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by the Holder or any such stockholder or underwriter expressly for use therein. The Company and each officer, director and controlling person of the Company or underwriter within the meaning of Section 15 of the Securities Act are hereby indemnified by the Holder and by the holders of any shares of Common Stock issuable upon the exercise of the Warrants against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Holder or any such stockholder expressly for use therein.

     Promptly upon receipt by a party indemnified under this
Section 8.5 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 8.5, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party, unless such failure shall materially adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (c) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); provided that the indemnifying party shall not be required to pay the fees and expenses of more than one counsel to indemnified parties claiming indemnification pursuant to this Section 8.5. No indemnifying party shall be liable for any settlement entered into without its consent.

     If the indemnification provided for in this Section 8.5 shall for any reason be unenforceable by an indemnified party, although otherwise available in accordance with its terms, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses with respect to which such indemnified party has claimed indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The Company, each holder of the Warrants and each holder of Shares of Common Stock issued upon the exercise thereof agree that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     Each Holder of the Warrants and each holder of shares of Common Stock issued upon the exercise thereof and bearing the legend required by Section 8.6, by acceptance thereof, agrees to the indemnification provisions of this Section 8.5.

     8.6 Legend on Certificates. In case any shares of Common Stock are issued upon the exercise in whole or in part of the Warrants or are thereafter transferred, in either case under such circumstances that no registration under the Securities Act is required, each certificate representing such shares shall bear on the face thereof the following legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and any transfer thereof is subject to the conditions specified in the Warrant, dated as of November 27, 1991, originally issued by Optek Technology, Inc. (the "Company") to Household Commercial Financial Services, Inc. A copy of the form of such Warrant is on file with the Secretary of the Company at 1215 West Crosby Road, Carrollton, Texas 75006 and will be furnished without charge by the Company to the holder of this certificate upon written request to the Secretary of the Company at such address.

     In case (a) a registration statement covering shares of Common Stock represented by a certificate bearing the legend specified above becomes effective under the Securities Act or (b) the Company receives an opinion of Independent Counsel that such legend is no longer necessary on such certificate to protect the Company from a violation of the Securities Act, the Company shall, or shall instruct its transfer agent and registrar to, issue in lieu thereof a new certificate or certificates for such shares in the name of the holder of such shares without such legend on the face thereof.

     8.7 Supplying Information. The Company, the Holder and each holder of shares of Common Stock issuable upon the exercise of the Warrant shall cooperate with each other in supplying such information as may be necessary for any of such parties to complete and file any information reporting forms presently or hereafter required by the Commission or any commissioner or other authority administering the blue sky or securities laws of any jurisdiction where shares of Common Stock are proposed to be sold pursuant to
Section 8.2 or 8.3.

     8.8 Damages. In the event the Company fails to comply with any provision of Section 8.2 or 8.3, upon written request of the Holder of the warrant or any holder of shares of Common Stock issuable upon the exercise thereof, the Company shall promptly obtain from an independent investment banking firm acceptable to such person an opinion estimating the net proceeds which such person would have received (after deducting underwriting commissions and discounts and any other expenses that would have been for the account of such Holder or holder of shares of Common Stock in connection with the registration or qualification of such shares of Common Stock) upon the sale of shares of Common Stock proposed to be sold pursuant to such registration or qualification. Such opinion of the independent investment banking firm shall be
(a) delivered in writing to the Company, with a copy to such person, within 15 days after the date of the request of such person to the Company and (b) conclusive and binding on the Company and such person.

     Within 21 days of receipt by the Company of such estimate, if such person so elects, the Company shall pay to such person an amount equal to such estimated net proceeds related to the Warrants or shares of Common Stock, as the case may be. Payment of such amount shall be made by, at the option of such person, (i) wire transfer to an account in a bank located in the United States designated by such person for such purpose or (ii) a certified or official bank check drawn on a member of the Chicago or New York Clearing House payable to the order of such person. Upon payment to such person of such amount, such person shall assign to the Company, this Warrant and, if issued, the shares of Common Stock issued upon the exercise of this Warrant proposed to be sold pursuant to the registration or qualification in question, without any representation or warranty (other than that such Holder has good and valid title thereto free and clear of liens, claims, encumbrances and restrictions of any kind arising by or through such Holder). If less than all of the shares of Common Stock issuable upon exercise of this Warrant were proposed to be sold pursuant to the registration or qualification in question, the Company shall cancel the Warrant and issue in the name of, and deliver to, the Holder, pursuant to Section 2, a new Warrant for the shares of Common Stock issuable upon the exercise thereof not required to be assigned to the Company pursuant to the provisions of the preceding sentence. The Company agrees that the amount of actual damages that would be sustained by the Holder as a result of the failure of the Company to comply with any provisions of Section
8.2 or 8.3 is not capable of ascertainment on any other basis.

     8.9 Holdback Agreements. The Company agrees: (i) not to effect any public sale or distribution of or otherwise dispose of any of its capital stock or securities convertible into or exchangeable or exercisable for any such capital stock during the seven days prior to or 135 days after the date any registration pursuant to Section 8.2(a) or 8.2(b) has become effective, except as part of such registration and except pursuant to any registration of securities to be offered and sold pursuant to (A) an employee benefit plan, (B) a dividend or interest reinvestment plan, (C) other similar plans or (D) reclassifications of securities, mergers, consolidations and acquisitions of assets on Form S-4 or any successor thereto; and (ii) to cause each person or entity which owns any capital stock of the Company as of the date of this Warrant (other than persons or entities holding nonrestricted stock that can be freely traded pursuant to Section 4(1) of the Securities Act and persons or entities who obtained stock pursuant to a registration described in Section 8.9(i)(A),
(B), (C) or (D)) and each person or entity which purchases the Company's capital stock or securities convertible into or exchangeable or exercisable for any such capital stock at any time after the date of this Warrant (other than in a public offering and other than persons or entities holding nonrestricted stock that can be freely traded pursuant to Section 4(1) of the Securities Act and persons or entities who obtained stock pursuant to a registration described in Section 8.9(i)(A), (B), (C) or (D)) to agree not to effect any such public sale or distribution during such period.

     8.10 Rule 144 Reporting. With a view to making available to the holders of Warrants and of shares of Common Stock issuable upon exercise thereof the benefits of certain rules and regulations of the Commission which may permit the sale of Warrants or shares of Common Stock issuable upon exercise thereof to the public without registration, the Company agrees to: (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act or any successor rule or regulation from time to time in effect; (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) furnish to the Holder or a holder of Common Stock issuable upon exercise of Warrants forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, a copy of the most recent annual or quarterly report of the Company filed with the Commission and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder or such holders may reasonably request in availing themselves of any rule or regulation of the Commission allowing them to sell securities without registration under the Securities Act.

     8.11 Consent for Additional Registration Rights. The Company shall not grant rights to register any of its securities under the Securities Act to any person or entity, and shall not permit the amendment, supplement or modification of any such rights existing as of the Closing Date, without the consent of the holders of Warrants and shares of Common Stock issuable upon exercise thereof representing more than 50% of the shares of Common Stock issued or issuable upon exercise of the Warrants (which must include Household if Household is then a Holder), except for the rights described by the Registration Agreement.

ARTICLE IX

REPURCHASES

     Reference in this ARTICLE IX to issued shares of Common Stock shall mean shares of Common Stock theretofore issued upon the exercise of any Warrants, together with any additional shares of Common Stock or other securities issued with respect to such shares pursuant to any transaction described in Section 4.2(e), (f), (g) or (h), and, for purposes of this ARTICLE IX, references to a Holder or Holders shall include any holder of shares of Common Stock issued upon the exercise of any Warrants.

     9.1 Obligation of Company. From time to time prior to the later to occur of (i) October 31, 1998 and (ii) payment in full of all Liabilities (as defined in the Secured Credit Agreement), upon written notice to the Company from a Holder, the Company will, subject to the terms and conditions of the Secured Credit Agreement, on the date (not less than 90 days from the date of such notice) designated in such notice (unless delayed pursuant to
Section 9.3), repurchase from such Holder all or any portion of this Warrant or all or any number of issued shares of Common Stock held by such Holder designated in such notice for:

     (a) in the case of all or a portion of the Warrant, an amount equal to the product of (i) the lesser of (x) the Warrant Repurchase Price in effect on the date of such notice and (y) the Market Value as of the date of such notice reduced by the Exercise Price then in effect and (ii) the number of shares of Common Stock represented by the Warrant on the date of such notice or the portion of the Warrant to be repurchased; and

     (b) in the case of issued shares of Common Stock, an amount equal to the product of (i) the lesser of (x) the Common Stock Repurchase Price and (y) the Market Value as of the date of such notice and (ii) the number of shares of Common Stock to be repurchased.

     Upon receipt by the Company of any notice pursuant to this
Section 9.1, the Company shall, within five days thereof, send a copy of such notice to each Holder of the Warrants and issued shares of Common Stock held by such Holders. Thereafter, each other Holder of the Warrants and/or such issued shares of Common Stock shall be entitled to exercise its rights pursuant to the preceding paragraph by giving not less than 30 days' notice of such request for repurchase. The date designated for such repurchase shall be the same day designated by the Holder initially requesting such repurchase.

     On each date designated for the repurchase of Warrants and/or issued shares of Common Stock pursuant to this Section 9.1 (unless delayed pursuant to Section 9.3), each appropriate Holder shall assign to the Company the Warrant or portion thereof and/or the issued shares of Common Stock being repurchased, without any representation or warranty (other than that such Holder has good and valid title thereto free and clear of liens, claims, encumbrances and restrictions of any kind arising by or through such Holder), against payment of the amounts set forth above by, at the option of such Holder, (i) wire transfer to an account in a bank located in the United States designated by the Holder for such purpose, or (ii) a certified or official bank check drawn on a member of the Chicago or New York Clearing House payable to the order of the Holder. If less than all of this Warrant is being repurchased, the Company shall cancel this Warrant and issue in the name of, and deliver to, the appropriate Holders, pursuant to
Section 2, new Warrants for the portion not being repurchased. Any Warrants repurchased pursuant to this Section 9.1 shall be cancelled and shall not be reissued by the Company.

     The Company shall not be obligated under this Section 9.1 to repurchase any Warrant or portion thereof and/or issued shares of Common Stock (i) to the extent such a repurchase would (a) violate the corporate laws of the Company's state of incorporation, as determined by an opinion of Independent Counsel or (b) unless waived by the Lender (as defined in the Secured Credit Agreement), result in an "Event of Default" or "Unmatured Event of Default" as such terms are defined in the Secured Credit Agreement, (ii) unless, if the Secured Credit Agreement is in effect, the Lender shall loan to the Company under such Secured Credit Agreement sufficient funds for such repurchase at a rate applicable to Revolving Loans in Tranche Six (as defined in the Secured Credit Agreement) or (iii) with respect to which the Holder requested registration pursuant to Section 8.2(a) or 8.2(b) prior to the expiration of the applicable Registration Period and after the Company delivered a notice of repurchase pursuant to Section 9.2. The Company shall repurchase any Warrant or portion thereof and/or issued shares of Common Stock requested to be, but not (due to operation of this paragraph), repurchased pursuant to this Section
9.1 before repurchasing any other Warrant or portion thereof and/or issued shares of Common Stock pursuant to this Section 9.1.

     9.2 Option of Company. The Company shall have the right, (subject to clause (g) of ARTICLE V) upon the giving of written notice to the Holder from time to time prior to the later to occur of (i) October 31, 1998 and (ii) payment in full of all Liabilities (as defined in under the Secured Credit Agreement), upon the giving of written notice to the Holder, but subject to the terms and conditions of the Secured Credit Agreement, to repurchase from a Holder all or any portion of this Warrant or all or any number of issued shares of Common Stock held by such Holder (except for such portion of this Warrant or shares of Common Stock with respect to which the Company's right to repurchase has terminated pursuant to
Section 8.2(c)) for:

     (a) in the case of all or a portion of the Warrant (other than an Unsold Amount), an amount equal to the product of (i) the Warrant Repurchase Price in effect on the date of such notice and
(ii) the number of shares of Common Stock represented on the date of such notice by the Warrant; and

     (b) in the case of issued shares of Common Stock (other than Unsold Shares), an amount equal to the product of (i) the Common Stock Repurchase Price in effect on the date of such notice and
(ii) the number of shares of Common Stock to be repurchased; and

     (c) in the case of a repurchase of Unsold Shares, an amount equal to the product of (i) the greater of (x) the Common Stock Repurchase Price in effect on the date of such notice and (y) the Market Value as of the date of such notice and (ii) the number of Unsold Shares to be repurchased; and

     (d) in the case of a repurchase of an Unsold Amount, an amount determined by multiplying (i) the greater of (x) the Warrant Repurchase Price in effect on the date of such notice, and (y) the Market Value as of the date of such notice reduced by the Exercise Price then in effect and (ii) the number of shares of Common Stock issuable on the date of such notice upon exercise of the portion of the Unsold Amount to be repurchased;

provided, however, that without the prior written consent of all of the Holders, the Company shall not make such a repurchase without simultaneously repurchasing from each Holder a proportionate amount of such Warrants and issued shares of Common Stock held by such Holders; and provided further, that an additional payment may be required by the terms of Section 4.3(c).

     If the Company exercises its rights to repurchase under this
Section 9.2, all Unsold Shares and Unsold Amounts must be repurchased before the Company may repurchase other Common Stock or any other portion of a Warrant.

     Such notice of repurchase shall (a) designate the date of repurchase, which date shall be not less than 60 or more than 120 days from the date of such notice, (b) state the Warrant Repurchase Price and the Common Stock Repurchase Price and number of shares of Common Stock subject to this Warrant or portion thereof and/or the number of issued shares of Common Stock to be repurchased and (c) indicate the method by which calculations were made. On the date so designated (unless delayed pursuant to Section 9.3), the Holder shall assign to the Company the Warrant or portion thereof and/or the number of issued shares of Common Stock to be repurchased without any representation or warranty (other than that the Holder has good and valid title thereto free and clear of liens, claims, encumbrances and restrictions of any kind), against payment of the amounts set forth above by, at the option of the Holder, (i) wire transfer to an account in a bank located in the United States designated by the Holder for such purpose or (ii) a certified or official bank check drawn on a member of the Chicago or New York Clearing House payable to the order of the Holder. If less than all of this Warrant is being repurchased, the Company shall cancel this Warrant and shall issue in the name of, and deliver to the appropriate Holders pursuant to Section 2 new Warrants for the portion hereof not being repurchased. Any Warrants repurchased pursuant to this Section 9.2 shall be cancelled and shall not be reissued by the Company.

     9.3 Delayed Repurchases. Any repurchase by the Company of all or any portion of this Warrant or issued shares of Common Stock pursuant to Sections 9.1 or 9.2 which is delayed by (a) the failure of the Company to deliver financial statements within the time periods required in Section 10.1 or (b) an objection by the Holder to any financial statements delivered in accordance with Section
10.1 shall be consummated within 10 days after, as the case may be, the delivery of such financial statements or the resolution of such objection.

ARTICLE X

FINANCIAL AND BUSINESS INFORMATION

     10.1 Delivery of Financial and Business Information.  The
Company will deliver to the Holder:

     (a) As soon as practicable after the end of each of the first three Quarterly Fiscal Periods in each fiscal year of the Company, and in any event within 45 days thereafter, two copies of:

     (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter (reflecting, among other things, Funded Indebtedness), and

     (ii) consolidated statements of income, retained earnings and changes in financial position of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter; setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year (reflecting, among other things, Adjusted Operating Profits, and for the first fiscal year of the Company setting forth comparative figures as if the Company had existed during the previous fiscal year with a comparable corporate structure). Such statements shall be (1) prepared in accordance with generally accepted accounting principles consistently applied, (2) in reasonable detail and (3) certified as complete and correct by the principal financial or accounting officer of the Company;

     (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, two copies of:

     (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

     (ii) consolidated statements of income, retained earnings and changes in financial position of the Company and its Subsidiaries for such year;

setting forth in each case in comparative form the figures for the previous fiscal year (except in the case of the figures for the first fiscal year of the Company which shall be set forth in comparative form as though the Company had existed during the previous fiscal year with a comparable corporate structure), all in reasonable detail and accompanied by a report thereon by a firm of independent certified public accountants of recognized standing selected by the Company, which report shall state that such financial statements fairly present the financial position of the company being reported upon at the end of such year and the results of their operations and changes in their financial position for such year in conformity with generally accepted accounting principles applied consistently (except for changes in accounting principles with which such accountants concur) and that their examination of such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and other auditing procedures as they considered necessary in the circumstances;

     (c) Promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Securities Exchange Act of 1934, as amended) and any registration statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities Act), filed by the Company with (i) the Commission or (ii) any securities exchange on which shares of the Common Stock are listed;

     (d) With reasonable promptness, such other data and information as from time to time may be reasonably requested by the Holder; and

     (e) Promptly upon, and in any event within 10 days after, the adoption, initiation or undertaking of any plan, arrangement, negotiations, intention or commitment to enter into any of the transactions described in Sections 4.1, 4.2, or 4.3, notice of any such transactions, including information in reasonable detail pertaining to the terms, conditions and consummation of any such transactions.

     10.2 Disputed Financial Statements. The Holder shall have the right at any time after receipt thereof to object to any financial statements delivered to the Holder pursuant to subsections (a) or
(b) of Section 10.1 by specifying in writing to the Company the nature of its objection, and, unless such objection is resolved by agreement of the Company and the Holder, the Company and the Holder shall each have the right to submit the disputed financial statements to separate firms of independent accountants of recognized standing for a joint resolution (based upon written submissions) of the objection of the Holder (which firms of independent accountants may, in either case, be the firm of accountants regularly retained by the Company or the Holder). If such firms cannot jointly resolve the objection of the Holder, then, unless otherwise directed by agreement of the Company and the Holder, such firms shall in their sole discretion choose another firm of independent certified public accountants of recognized standing not the regular auditor of the Holder or of the Company, which firm shall resolve such objection. In either case, the determination so made shall be conclusive and binding on the Company solely for purposes of this Warrant, the Holder and all persons claiming under or through either of them, and any adjustment in the disputed financial statements and the applicable Repurchase Price resulting from such determination shall be made. The cost of any such determination shall be borne by the Company if it results in an increase in the applicable Adjusted Operating Profits or by the Holder if it results in no adjustment or a decrease in the Adjusted Operating Profits.

ARTICLE XI

MISCELLANEOUS

     11.1 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, power or remedies. If the Company fails to make, when due, any payments provided for herein or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder (a) interest at the Default Rate on any amounts due and owing to the Holder and (b) such further amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, incurred by the Holder in collecting any amounts due pursuant to this Warrant or in otherwise enforcing any of its rights, powers or remedies hereunder.

     11.2 Holder Not a Stockholder. Except as otherwise provided herein, prior to the exercise of this Warrant as hereinbefore provided, the Holder shall not be entitled to any of the rights of a stockholder of the Company, including, without limitation, the right as a stockholder to (a) vote or consent, or (b) receive dividends or any other distributions made to stockholders.

     11.3 Notice Generally. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to (a) the Holder at its last known address appearing on the books of the Company maintained for such purpose or (b) the Company at its principal office referred to in Section
2.2. The Holder and the Company may each designate a different address by notice to the other pursuant to this Section 11.3.

     11.4 Payment of Certain Expenses. The Company shall pay all expenses in connection with, and all taxes (other than stock transfer taxes and income taxes) and other governmental charges that may be imposed in respect of, the issue, sale and delivery of
(a) the shares of Common Stock issuable upon the exercise of this Warrant or (b) this Warrant.

     11.5 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

     11.6 Amendment. This Warrant may not be modified or amended except by an instrument in writing signed by the party against which enforcement is sought.

     11.7 Headings. The headings of the Articles and Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     11.8 GOVERNING LAW.  THIS WARRANT SHALL BE GOVERNED BY THE
LAWS OF THE STATE OF ILLINOIS FOR CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE.

     11.9 Subsidiaries. The provisions of this Warrant referring to "Subsidiaries" of the Company or to "consolidated" financial statements shall only apply during such times as the Company has one or more Subsidiaries.

     11.10 No Section 338 Election or Step-Up in Asset Value on Books of the Company. The Company acknowledges that the definition of Adjusted Operating Profits is based upon the assumption that neither the Company nor any of its Subsidiaries will (or will be deemed to) make a Section 338 election under the Internal Revenue Code of 1986, as amended, or otherwise write-up the value of any of its assets on its books used for computing Adjusted Operating Profits. The Company hereby agrees and covenants that neither it nor any of its Subsidiaries will (or will be deemed to) make any such election or write-up.

     11.11 Limitation on Interest.

     (a) Notwithstanding anything to the contrary contained in this Warrant, if for any period of time interest pursuant to this Warrant shall be calculated at the Maximum Rate rather than at any other rate which would otherwise be applicable hereunder (hereafter, any "Applicable Rate") and thereafter such Applicable Rate shall become less than the Maximum Rate, the rate of interest payable pursuant to this Warrant shall be the Maximum Rate until the Holder shall have received the amount of interest which the Holder would have received pursuant to this Warrant had the rate of interest pursuant to this Warrant not been limited to the Maximum Rate during the period the Applicable Rate exceeded the Maximum Rate.

     (b) It is the intention of the parties hereto to comply with applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Warrant, in no event shall this Warrant require the payment or permit the collection of interest, as defined under applicable usury laws, in excess of the Maximum Rate. If any such excess of interest is contracted for, charged or received under this Warrant so that the amount of interest contracted for, charged or received under this Warrant shall exceed the Maximum Rate, then (i) the provisions of this Section 11.11 shall govern and control, (ii) the Company shall not be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate, (iii) any such excess which may have been collected by a Holder either shall be applied as a credit against any unpaid amount due to such Holder or refunded to the Company, at the Holder's option, and (iv) the effective rate of interest shall be automatically reduced to the Maximum Rate. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Warrant which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating the spreading in equal parts during the remaining Exercise Period, all interest at any time contracted for, charged or received from the Company or otherwise by the holder or holders thereof in connection with this Warrant.


Dated as of January 20, 1994.

OPTEK TECHNOLOGY, INC.


By: /s/ D. VINSON MAILEY
    ___________________________
    Vice President

Attest:

/s/ CHRISTOPHER M. HEWITT
_________________________
      Secretary

(AFFIX CORPORATE SEAL)

                     NOTICE OF EXERCISE FORM

                (To be executed only upon partial
             or full exercise of the within Warrant)


     The undersigned registered Holder of the within Warrant irrevocably exercises the within Warrant for and purchases
__________ shares of Common Stock of Optek Technology, Inc. and

[Make appropriate selection by placing an "X" in the box and completing the blank associated with that box]

[ ] (a) agrees to make payment therefor in the amount of $__________,

[ ] (b) pursuant to Section 2.2(b)(ii) of the within Warrant instructs and agrees that __________ shares of Common Stock of Optek Technology, Inc. be withheld in payment therefor,

all at the price and on the terms and conditions specified in the within Warrant and requests that a certificate (or _____________ certificates in denominations of _______ shares) for the shares of Common Stock of Optek Technology, Inc. hereby purchased be issued in the name of and delivered to (choose one] (a) the undersigned or (b) ___________________, whose address is ______________________, and if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of Optek Technology, Inc. not being purchased hereunder be issued in the name of and delivered to [choose one] (a) the undersigned or
(b) _____________________ whose address is _____________________.

Dated:__________________, 19__


By  /s/
    ______________________________
    (Signature of Registered
     Holder)

Signature Guaranteed:

/s/
__________________________

By /s/
   _______________________
  [Title] ________________

NOTICE: The signature of this Notice of Exercise must correspond exactly with the name of the Holder as specified on the face of the within Warrant.

The signature to this Notice of Exercise must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.

                         ASSIGNMENT FORM

             (To be executed only upon the assignment
                      of the within Warrant)


     FOR VALUE RECEIVED the undersigned registered Holder of the within Warrant hereby sells, assigns and transfers unto _________ _____________________, whose address is ______________________ all of the rights of the undersigned under the within Warrant, with respect to _______ shares of Common Stock of Optek Technology, Inc. and if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of Optek Technology, Inc. not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint _______________ Attorney to register such transfer on the books of Optek Technology, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:__________________, 19__

By: /s/
    ___________________________
    (Signature of Registered
     Holder)

Signature Guaranteed:


/s/
__________________________

By /s/
   _______________________
  [Title] ________________


NOTICE: The signature to this Assignment must correspond exactly with the name of the Holder as specified on the face of the within Warrant.

The signature to this Assignment must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.


                            Schedule I

            Cumulative Plan Adjusted Operating Profits

For the
Period from
November 1, 1993
through the
Fiscal Year                          Plan Adjusted
Ending,                              Operating Profits
____________________                 _________________


10/31/94                             $ 6,413,000

10/31/95                             $15,060,000

10/31/96                             $25,262,000

10/31/97                             $37,515,000

10/31/98                             $51,851,000